EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the use in this pre-effective Amendment No. 2 to Registration Statement on Form S-4 of First Advantage Corporation of our report dated March 24, 2003, except for the subsequent events described in Note 16 to the financial statements as to which the date is April 1, 2003, relating to the consolidated financial statements of US SEARCH.com Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

Century City, California

April 24, 2003